EXHIBIT 4.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated July 22, 2010 in the Amendment No. 2 to the Registration Statement (File No. 333-167995) and related Prospectus of Claymore Securities Defined Portfolios, Series 699.


                                                          /s/ Grant Thornton LLP
                                                         -----------------------
                                                              GRANT THORNTON LLP


Chicago, Illinois
July 22, 2010